SECOND AMENDMENT TO AMENDED AND RESTATED SECURITIES
PURCHASE AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Second Amendment”) is made and entered into as of January 29, 2014, by and among (i) BG STAFFING, INC., a Delaware corporation (“BG Staffing, Inc.” or “LTN Staffing”), BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing”), BG PERSONNEL SERVICES, LP, a Texas limited partnership (“BG Personnel Services”), BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), and B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services,” and together with BG Staffing, Inc., BG Staffing, BG Personnel Services and BG Personnel, collectively, the “Companies” and each a “Company”), parties of the first part, and (ii) LEGG MASON SBIC MEZZANINE FUND, L.P., Delaware limited partnership (“Calvert”), BROOKSIDE PECKS CAPITAL PARTNERS, L.P., a Delaware limited partnership (“Brookside;” and, together with Calvert, collectively, the “2007 Lenders”) and BROOKSIDE MEZZANINE FUND II, L.P., a Delaware limited partnership (“Brookside II;” and, together with the 2007 Lenders, collectively, the “Lenders” and each a “Lender”).

WITNESSETH:

WHEREAS, the Companies and the Lenders are parties to that certain Amended and Restated Securities Purchase Agreement dated May 28, 2013 (the “Restated Purchase Agreement”), as amended by that certain First Amendment to Amended and Restated Securities Purchase Agreement and Other Documents dated as of November 1, 2013 (the “First Amendment”) by and among the Companies and the Lenders (the Restated Purchase Agreement, as amended by the First Amendment, being referred to herein as the “Purchase Agreement”), pursuant to which, among other things, the Lenders made senior subordinated loans to the Companies on the terms and subject to the conditions set forth therein; and

WHEREAS, the Companies have advised the Lenders that the Companies have arranged financing with the Senior Lender whereby, among other things, the Senior Subordinated Loans and Senior Subordinated Notes will be repaid in full, including all accrued interest thereon; and

WHEREAS, (i) Senior Lender requires an amendment to certain provisions of the Purchase Agreement as a condition to closing under such financing and providing its consent to the repayment of the Senior Subordinated Loans and Senior Subordinated Notes, and (ii) the Lenders require an amendment to certain provisions of the Purchase Agreement as a condition to their willingness to agree to the foregoing amendments being required by the Senior Lender, all of which shall be hereinafter set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Companies and the Lenders, the parties hereto hereby agree as follows:

1. Incorporation of Recitals. The recitals to this Second Amendment (including the defined terms set forth therein) are hereby incorporated by reference thereto as if fully set forth in this Second Amendment.

1

2. Definitions. Capitalized terms used herein (or in the recitals hereto) and not otherwise defined herein are used with the meanings given such terms in the Purchase Agreement.

3. Amendments to Defined Terms. The definitions contained in the Purchase Agreement are hereby amended as follows:

(a) Section 1.2 of the Purchase Agreement is amended to include the following additional definitions in their respective proper numerical and alphabetical places therein:

“Acquired Business” means any business operation which is acquired by Parent or a Subsidiary of Parent in an asset purchase or merger or consolidation, rather than through purchase of Capital Stock.

“Annualized EBITDA” means, for any Person or Acquired Business which has not been owned by Parent or a Subsidiary of Parent for all of the most recent trailing twelve (12) month period for purposes of determining the Put Price under Section 6.16(a), the Adjusted EBITDA of such Person or Acquired Business for the applicable period during which it has been owned by Parent or a Subsidiary of Parent (disregarding the first month if it is not a full calendar month), multiplied by a fraction, the numerator of which is twelve (12) and the denominator of which is the number of whole months in such trailing twelve (12) month period during which such Person or Acquired Business has been owned by Parent or a Subsidiary of Parent. In the event that any such Person or Acquired Business is less than one hundred percent (100%) owned by Parent and its Subsidiaries, then “Annualized EBITDA” shall be proportionately reduced to the percentage thereof which is equal to the percentage of ownership of Parent and its Subsidiaries.

“EBITDA Expense/Fee Add-Backs” means, for and with respect to any calculation of EBITDA hereunder and the period covered thereby for purposes of determining the Put Price under Section 6.16(a), (i) the aggregate amount of transaction, closing and other expenses that are disregarded (i.e. added back) in the calculation of “EBITDA” under and as defined in the Senior Loan Agreement, other than the Management Fee and Director Fee Addback, plus (ii) the Management Fee and Director Fee Addback.

“EBITDA Multiple” means, for purposes of determining the Put Price under Section 6.16(a): (i) six (6.0) in the event that the Put Price is paid in cash pursuant to Section 6.16(c) and, accordingly, not evidenced by a Put Note; and (ii) seven and two-tenths (7.2) in the event that the Put Price is not paid in cash pursuant to Section 6.16(c) and, accordingly, is evidenced by a Put Note.

“Excluded Shares” means, collectively, all shares of Warrant Stock and/or SubDebt Stock which are acquired from any of the Lenders by the Sponsor and/or the Taglich Members and/or one or more Affiliates of the Sponsor. For clarity, once held by the Sponsor, or any Taglich Member or any Affiliate of the Sponsor, any share of Warrant Stock or Sub Debt Stock shall at all times thereafter be Excluded Shares for purposes of Section 6.16, even if subsequently transferred to any other Person.

2

“Fair Market Value Multiple” means, for purposes of determining the Put Price under Section 6.16(a): (i) one (1.0) in the event that the Put Price is paid in cash pursuant to Section 6.16(c) and, accordingly, not evidenced by a Put Note; and (ii) one and two-tenths (1.2) in the event that the Put Price is not paid in cash pursuant to Section 6.16(c) and, accordingly, is evidenced by a Put Note.

“Management Fee and Director Fee Addback” has the meaning ascribed to it in the Senior Loan Agreement representing, in the aggregate, the amount of management fees and director fees permitted by the Senior Lender to be added to the calculation of “EBITDA” under the Senior Loan Agreement to arrive at the calculation of “Adjusted EBITDA” under the Senior Loan Agreement.

“Post-Put Exercise Period Covenants” has the meaning ascribed to it in the Second Amendment.

“Pre-Put Exercise Period Covenants” has the meaning ascribed to it in the Second Amendment.

“Put Note” means a senior subordinated promissory note issued by the Parent and its Subsidiaries as joint and several obligors pursuant to Sections 6.16(c), 6.16(g)(i) or 6.16(g)(ii) and in substantially the same form as the Senior Subordinated Promissory Notes (but with appropriate changes pursuant to the requirements of Section 6.16), as it may be amended, restated, modified or supplemented and in effect from time to time.

“Put Securities” means, collectively, the Subdebt Stock and the Warrant Stock.

“Second Amendment” means the Second Amendment to Amended and Restated Purchase Agreement dated the Second Amendment Date by and among the Companies and the Lenders.

“Second Amendment Date” means January 29, 2014.

(b) The following defined terms set forth in Section 1.2 of the Purchase Agreement are hereby modified, amended and/or restated, as appropriate, as follows:

(i) The definition of “Brookside Common Stock” is amended and restated in its entirety as follows:

“Brookside Common Stock” means, collectively, the 10,417 shares of LTN Common Stock issued to Brookside pursuant to the Conversion Transaction in exchange for the Brookside SubDebt Units.

(ii) The definition of “Brookside II A/R Warrant” is amended and restated in its entirety as follows:

“Brookside II A/R Warrant” means the Amended and Restated Warrant executed and delivered by BG Staffing, Inc. (after giving effect to the Conversion Transaction) in favor of Brookside II in exchange for the Brookside II Warrant, and under which Brookside II purchased 119,476 shares of LTN Common Stock on or about December 19, 2013, thereby exercising such warrant in full.

3

(iii) The definition of “Calvert Purchased Stock” is amended and restated in its entirety as follows:

“Calvert Purchased Stock” means, collectively, the 9,978 shares of LTN Common Stock issued to Calvert pursuant to the Conversion Transaction in exchange for the Calvert Class A Purchased Units.

(iv) The definition of “Calvert Common Stock” is amended and restated in its entirety as follows:

“Calvert Common Stock” means, collectively, (i) the 10,417 shares of LTN Common Stock issued to Calvert pursuant to the Conversion Transaction in exchange for the Calvert SubDebt Units, and (ii) the Calvert Purchased Stock.

(v) The definition of “Calvert A/R Warrant” is amended and restated in its entirety as follows:

“Calvert A/R Warrant” means the Amended and Restated Warrant executed and delivered by BG Staffing, Inc. (after giving effect to the Conversion Transaction) in favor of Calvert in exchange for the Calvert Warrant, and under which Calvert purchased 59,729 shares of LTN Common Stock, on or about December 19, 2013, thereby exercising such warrant in full.

(vi) The definition of “Default Rate” is amended and restated in its entirety as follows:

“Default Rate” means three percent (3%) above the then prevailing rate of interest under the Put Note.

(vii) The definition of “EBITDA” is amended by deleting therefrom the add-backs contained in clauses (iv), (v) and (vi) of that definition.

(viii) The definition of “Fair Market Value” is amended by deleting the “.” at the end and replacing it with “;” and adding the following:

provided, however, that if a determination of Fair Market Value is to be made at any time when the common stock of BG Staffing, Inc. has been listed for trading on the OTC Bulletin Board or OTCQB or on any national securities exchange or automated quotation service and the average daily trading volume for the twenty (20) most recent trading days exceeds an amount equal to five percent (5%) of the Put Securities for which Fair Market Value is being determined, and (iii) the Put Securities which an Exercising Lender desires to sell may be sold by such Exercising Lender under and in accordance with Rule 144 under the Securities Act of 1933, as amended, within a period of not more than thirty (30) days, then Fair Market Value shall mean the average closing price of the common stock for twenty (20) most recent trading days unless the Exercising Lender or BG Staffing, Inc. reasonably and in good faith determines that such average closing price is not indicative of fair market value in light of the purpose for which the calculation of fair market value is being made hereunder and provides written notice thereof to BG Staffing, Inc. (in the case of such determination by the Exercising Lender) or the Exercising Lender (in the case of such determination by BG Staffing, Inc.).

4

(ix) The definition of “LTN Common Stock” is amended and restated in its entirety as follows:

“LTN Common Stock” means, collectively, the Capital Stock of BG Staffing, Inc. designated as voting common stock, having a par value of $0.01 per share, in the Certificate of Incorporation of BG Staffing, Inc., after giving effect to the Conversion Transaction.

(x) The definition of “Put Period” is amended and restated in its entirety as follows:

“Put Period” means the time period during which a Put can be exercised, which shall be on or at any time after the earlier of:

(i)	June 1, 2015;

(ii)	Simultaneously with the occurrence of a Change of Control or at any time within six (6) months following a Change of Control;

(iii)	Simultaneously with the occurrence of a Liquidity Event;

(iv)	A breach by the Companies of any Pre-Put Exercise Period Covenant, which remains uncured to the reasonable satisfaction of Lenders within fifteen (15) days after written notice thereof to the Companies; or

(v)	The date upon which all of the Senior Debt is paid in full and all commitments to lend of the Senior Lender have been terminated;

provided, however, that there shall not be any Put Period for any shares of Excluded Stock.

(xi) The definition of “Senior Loan Agreement” is amended and restated in its entirety as follows:

“Senior Loan Agreement” means the Amended and Restated Loan and Security Agreement dated as of January 29, 2014 by and among the Companies and the Senior Lender, and any future amendments, restatements, modifications or supplements thereof or thereto that are not prohibited by the provisions of Section 7(b) of the Second Amendment.

5

4. Amendment to Put Rights. Section 6.16 of the Purchase Agreement is hereby amended as follows:

(i) Subsection (a) is amended and restated in its entirety as follows:

(a) Put Right. At any time during the Put Period, each Lender shall have the right, upon written notice to BG Staffing, Inc. (the “Put Notice”), to put to BG Staffing, Inc. (i.e. to sell and require BG Staffing, Inc. to purchase) (an “Exercising Lender”) all and not less than all of the Put Securities held by such Lender for an amount equal to (i) the greater of (A) the applicable EBITDA Multiple times Adjusted EBITDA (which shall, for purposes hereof, be increased by the EBITDA Expense/Fee Add-Backs) for the most recent trailing twelve (12) month period immediately preceding the Put Date (calculated using Annualized EBITDA for any Acquired Business or Subsidiary which has not been owned for the full trailing twelve (12) month period for which EBITDA is being calculated), minus the aggregate amount of Funded Debt of the Parent and its Subsidiaries outstanding as of the Put Date, plus cash, Cash Equivalents, financial instruments and marketable securities of the Parent and its Subsidiaries as of the Put Date, or (B) the applicable Fair Market Multiple times the Fair Market Value, multiplied by (ii) a percentage representing the Fully-Diluted Stock Percentage Interest of the Put Securities being put by the Exercising Lender hereunder (the amount required to be paid by BG Staffing to an Exercising Lender in connection with any Put exercised under this Section 6.16(a) being herein referred to as the “Put Price”).

(ii) Subsection (c) is amended and restated in its entirety as follows:

(c) Payment of Put Price. The Put Price shall be due and payable by BG Staffing, Inc. to the Exercising Lender by wire transfer of immediately available funds within fifteen (15) days after the Put Price has been determined, unless the Put Price is determined in connection with the occurrence of a Liquidity Event (in which case the Put Price shall be payable concurrently with the occurrence of the Liquidity Event); provided, however, that unless the Senior Debt has been paid in full and all commitments to lend terminated under the Senior Loan Agreement and Senior Loan Documents, the Put Price shall not be payable earlier than the earliest of (i) July 29, 2018, or (ii) the date when BG Staffing, Inc. receives additional contributions to its capital or net sales proceeds from sales of Capital Stock sufficient to pay the Put Price in cash, or (iii) upon such date and pursuant to fulfillment of such conditions as shall have been approved in writing by the Senior Lender. Each of the Companies hereby, jointly and severally, guarantees and becomes surety for the prompt payment and satisfaction of the Put Price on the date when required to be paid hereunder. For the avoidance of doubt, any portion of the Put Price that is not paid in cash under this Section 6.16(c) shall be evidenced by a Put Note in a form set forth in Section 6.16(g)(i), which shall be prepared by counsel to the Exercising Lender and executed by BG Staffing, Inc. (as maker) and the other Companies (as guarantors) within thirty (30) days after the Put Price has been determined. The Companies and the Exercising Lender covenant and agree to cooperate with one another and use their reasonable best efforts to reach agreement with respect to the form and substance of any Put Note required hereunder consistent with the terms and conditions hereof.

6

(iii) Subsection (g) is amended and restated in its entirety as follows:

(g) Put Closing; Deferred Closing. Upon the exercise by an Exercising Lender of its Put, BG Staffing, Inc. covenants and agrees that

(i) Prior to Payment in Full of Senior Debt and Termination of Commitments. If the Senior Debt has not then been paid in full and all commitments to lend terminated under the Senior Loan Agreement and Senior Loan Documents, then to the extent, permitted by the Senior Loan Agreement (or by the Senior Lender pursuant to a written waiver), BG Staffing, Inc. shall set aside in trust for the benefit of each Exercising Lender all funds necessary to purchase the Put Securities which are subject to such Put, which funds shall be used, as soon as permitted by subsection (c) above and by the Senior Loan Agreement and other Senior Loan Documents to pay the Put Price payable to such Exercising Lender, upon the surrender of the certificates, if any, representing the Put Securities subject to the Put to BG Staffing, Inc. for purchase (or such affidavits, indemnity and undertakings as would be reasonably necessary to replace any certificate claimed to have been lost, stolen or destroyed). In the event that BG Staffing, Inc. does not have sufficient funds on hand to pay the Put Price, or may not then pay the Put Price in cash due to the proviso in Section 6.16(c) above, then BG Staffing, Inc. shall use, and cause its Subsidiaries to use, any and all commercially reasonable efforts to obtain sufficient funds in the form of capital contributions or net proceeds of sale of Capital Stock sufficient to pay the Put Price in cash to each Exercising Lender. Further, if legally available funds under the corporate law of the State of Delaware are insufficient to pay the entire Put Price for the Put Securities required to be purchased in connection with the Put (as reasonably and in good faith determined by the Board and supported by an opinion of counsel to BG Staffing, Inc. that is reasonably satisfactory to the Exercising Lender) and BG Staffing is unable to obtain equity financing in an amount sufficient to pay the entire Put Price for the Put Securities required to be purchased in connection with the Put as contemplated by the provisions of the immediately preceding sentence, then each Exercising Lender may elect pursuant to written notice to BG Staffing, Inc.:

7

(x) Deferred Purchase Date. To allow the Put rights exercised by the Exercising Lender hereunder to remain exercised and defer the closing date until any of the first five (5) Business Days after there are sufficient legally available funds under the corporate law of the State of Delaware to effect the purchase, at which time the Put Price shall be recalculated to be an amount equal to the greater of the original Put Price or the Put Price as of the date of payment of the Put Price, provided that, as and to the extent that there are sufficient legally available funds under applicable law to effect the purchase and such payment is not prohibited by the proviso in subsection (c) above, BG Staffing, Inc. and its Subsidiaries jointly and severally shall promptly make partial payments of the Put Price, together with accrued interest thereon at the Default Rate, to each Exercising Lender (with such payments to be allocated between the Exercising Lenders on a pro rata basis based on the total amount of the Put Price payable to each such Exercising Lender) and BG Staffing, Inc. shall use commercially reasonable efforts to remove the restriction preventing it from paying the entire Put Price.

(y) Issuance of Put Note. To cause BG Staffing, Inc. and its Subsidiaries to issue their joint and several Put Note to the order of each Exercising Lender in the amount of the Put Price for the Put Securities held by such Exercising Lender and subject to the Put, calculated as of the date of the issuance of such Put Note, with a maturity date of July 29, 2018 and an interest rate, determined on a month-by-month basis, of (i) sixteen percent (16%) per annum, with (y) ten percent (10%) payable in cash, subject to Senior Lender consent, and (z) the remaining six percent (6%) payable in kind and capitalized on a monthly basis, and (ii) nineteen percent (19%) per annum in the event that the Senior Lender does not consent to the payment of cash interest pursuant to clause (y), in which case all such interest shall be payable in kind and capitalized. The Put Note shall contain the Post-Put Exercise Period Covenants and otherwise be reasonably satisfactory, in form and substance, to the holder thereof.

(z) Rescission of Put. To rescind the exercise by such Exercising Lender of the Put pursuant to this Section 6.16 in whole or in part at the option of the Exercising Lender with the result that the Exercising Lender may require BG Staffing, Inc. to purchase its Put Securities at any time thereafter in accordance with the provisions of this Section 6.16; provided, that nothing contained in this Section 6.16(g)(i) (including, without limitation, the provisions of clauses (x), (y) and (z) hereof) shall limit the rights and remedies available to the Exercising Lenders for any failure to purchase the Put Securities as required pursuant to this Section 6.16 (it being understood and agreed that any such failure to purchase shall constitute a material breach of this Agreement by BG Staffing, Inc.).

8

(ii) After Payment in Full of Senior Debt and Termination of Commitments. If the Senior Debt has been paid in full and all commitments to lend terminated under the Senior Loan Agreement and Senior Loan Documents, then BG Staffing, Inc. shall set aside in trust for the benefit of each Exercising Lender all funds necessary to purchase the Put Securities which are subject to such Put, which funds shall be used to pay the Put Price payable to such Exercising Lender, upon the surrender of the certificates, if any, representing the Put Securities subject to the Put to BG Staffing, Inc. for purchase (or such affidavits, indemnity and undertakings as would be reasonably necessary to replace any certificate claimed to have been lost, stolen or destroyed). In the event that BG Staffing, Inc. does not have sufficient funds on hand to pay the Put Price, then BG Staffing, Inc. shall use, and cause its Subsidiaries to use, any and all commercially reasonable efforts to obtain funds in the form of debt and/or equity financing sufficient to pay the Put Price in cash to each Exercising Lender. Further, if legally available funds under the corporate law of the State of Delaware are insufficient to pay the entire Put Price for the Put Securities required to be purchased in connection with the Put (as reasonably and in good faith determined by the Board and supported by an opinion of counsel to BG Staffing, Inc. that is reasonably satisfactory to the Exercising Lender) and BG Staffing is unable to obtain equity or debt financing in an amount sufficient to pay the entire Put Price for the Put Securities required to be purchased in connection with the Put as contemplated by the provisions of the immediately preceding sentence, then each Exercising Lender may elect pursuant to written notice to BG Staffing, Inc.:

(x) Deferred Purchase Date. To allow the Put rights exercised by the Exercising Lender hereunder to remain exercised and defer the closing date until any of the first five (5) Business Days after there are sufficient legally available funds under the corporate law of the State of Delaware to effect the purchase, at which time the Put Price shall be recalculated to be an amount equal to the greater of the original Put Price or the Put Price as of the date of payment of the Put Price, provided that, as and to the extent that there are sufficient legally available funds under applicable law to effect the purchase, BG Staffing, Inc. and its Subsidiaries jointly and severally shall promptly make partial payments of the Put Price, together with accrued interest thereon at the Default Rate, to each Exercising Lender (with such payments to be allocated between the Exercising Lenders on a pro rata basis based on the total amount of the Put Price payable to each such Exercising Lender) and BG Staffing, Inc. shall use commercially reasonable efforts to remove the restriction preventing it from paying the entire Put Price.

(y) Issuance of Put Note. To cause BG Staffing, Inc. and its Subsidiaries to issue their joint and several Put Note to the order of each Exercising Lender in the amount of the Put Price for the Put Securities held by such Exercising Lender and subject to the Put, calculated as of the date of the issuance of such Put Note, with a maturity date of one year from the date of issuance and an interest rate of sixteen percent (16%) per annum payable in cash on a monthly basis. The Put Note shall contain the Post-Put Exercise Period Covenants and otherwise be reasonably satisfactory, in form and substance, to the holder thereof.

9

(z) Rescission of Put. To rescind the exercise by such Exercising Lender of the Put pursuant to this Section 6.16 in whole or in part at the option of the Exercising Lender with the result that the Exercising Lender may require BG Staffing, Inc. to purchase its Put Securities at any time thereafter in accordance with the provisions of this Section 6.16; provided, that nothing contained in this Section 6.16(g)(ii) (including, without limitation, the provisions of clauses (x), (y) and (z) hereof) shall limit the rights and remedies available to the Exercising Lenders for any failure to purchase the Put Securities as required pursuant to this Section 6.16 (it being understood and agreed that any such failure to purchase shall constitute a material breach of this Agreement by BG Staffing, Inc.).

(iv) Subsection (i) is deleted in its entirety in light of the provisions of Section 6 hereof, which shall supersede and replace the provisions of such subsection (i). Companies and Lenders recognize and acknowledge that references to such subsection (i) in the Calvert pay-off letters for the Senior Subordinated Loans due and owing to it shall be deemed references to Section 6 hereof.

5. Pre-Emptive Rights for Additional Equity Securities and Additional Debt.

(a) For the avoidance of doubt, the Lenders and the Company acknowledge, understand and agree that the pre-emptive rights relating to Additional Equity Securities contained in Section 6.15(a) of the Purchase Agreement provide each Lender with the right to purchase its Fully-Diluted Stock Percentage Interest of the Additional Equity Securities (with Fully-Diluted Stock Percentage Interest calculated at the time of the proposed issuance of the Additional Equity Securities) on the terms and conditions set forth therein, and as amended hereby, and that such Fully-Diluted Stock Percentage Interest shall be calculated by reference to all (and not less than all) outstanding shares of LTN Common Stock held by such Lender on a fully-diluted basis, and is not limited to ownership of Put Securities and/or Warrant Stock. Notwithstanding anything contained herein or in any other agreement, document or instrument to the contrary (including the provisions of Section 9.5 of the Purchase Agreement) or the payment and satisfaction of all of the Obligations, the provisions of Section 6.15(a) of the Purchase Agreement (and other provisions of Section 6.15 of the Purchase Agreement setting forth the terms and conditions of each Lender’s pre-emptive rights therein), as amended hereby, shall remain in full force and effect so long as a Lender owns any shares of LTN Common Stock or other Capital Stock.

(b) In connection with the provisions of this Section 5, the Company and the Lenders agree that, for purposes of the pre-emptive rights of each Lender under Section 6.15(a) of the Purchase Agreement, as amended hereby, “Additional Equity Securities” shall exclude shares of LTN Common Stock and options to acquire LTN Common Stock issued by BG Staffing, Inc. to management personnel who are employees of any Company pursuant to, and in compliance with, the terms and conditions of a management equity incentive plan that has been approved by the board of directors of BG Staffing, Inc. The provisions of Section 6.15(a) of the Purchase Agreement are hereby amended to take into account the provisions of Section 5(a) hereof and this Section 5(b).

10

(c) Lenders and the Company acknowledge, understand and agree that the provisions of Section 6.15(e) of the Purchase Agreement shall be null, void and of no further force or effect upon repayment in full of the Senior Subordinated Loans contemplated hereby.

6. Surviving Affirmative and Negative Covenants.

(a) Definitions. As used in this Section 6, the following terms shall have the meanings indicated below:

“Equity-Related Covenants” means, collectively, those covenants set forth in Sections 6.14 [Board Observation Rights; Frequency of Board Meetings], 6.15 [Pre-Emptive Rights] (excluding, however, Section 6.15(e) relating to the pre-emptive rights for Additional Debt which are no longer in effect pursuant to Section 5(b) of this Second Amendment), as modified by this Second Amendment, and 6.16 (Right to Put Subdebt Stock and Warrant Stock) of the Purchase Agreement, as modified by this Second Amendment.

“Pre-Put Exercise Period Covenants” means, collectively, (i) those covenants set forth in Sections 6.1(d) [SBA Use of Proceeds Report; SBA Information], 6.8 [Books and Records; SBA Inspection Right] and 7.15 [OFAC] of the Purchase Agreement, (ii) those covenants set forth in Sections 8.8 [Financial Statements], 8.9 [Supplemental Financial Statements], 8.14 [Other Reports], 9.6(c) [restrictions on the payment of board and management fees] and 9.7 [Transactions with Affiliates] of the Senior Loan Agreement as in effect on the Second Amendment Date, (iii) the Equity-Related Covenants and (iv) the covenants and agreements of the Companies contained in this Second Amendment.

“Post-Put Exercise Period Covenants” means, collectively, (i) the Pre-Put Exercise Period Covenants, (ii) the financial covenants set forth in Section 10.1 [Debt Service Coverage Ratio] (subject, however, to a fifteen percent (15%) cushion), Section 10.2 [Total Funded Indebtedness to Adjusted EBITDA] (subject, however, to a fifteen percent (15%) cushion) and Section 10.4 [Capital Expenditures] (subject, however, to a twenty-five percent (25%) cushion) of the Senior Loan Agreement, as such financial covenants are in effect on the Second Amendment Date and as calculated pursuant to the provisions of the Senior Loan Agreement (including defined terms used in the calculation of such financial covenants, such that for purposes of determining compliance with such financial covenants the defined terms contained in the Senior Loan Agreement shall prevail and control in the event of any conflict between such defined terms in the Senior Loan Agreement and the defined terms in the Purchase Agreement) as in effect on the Second Amendment Date, (iii) those covenants set forth in Sections 8.2 [Borrowers’ Existence], 8.3 [Compliance With Laws], 9.2 [Encumbrances] and 9.14 [Earn Out Payments] of the Senior Loan Agreement as in effect on the Second Amendment Date and (iv) those covenants set forth in (x) Section 9.1 [Debt] and Section 9.6 [Distributions] of the Senior Loan Agreement, each as in effect on the Second Amendment Date, (y) Section 7.11 of the Purchase Agreement [voluntary prepayments of debt] and (z) Section 7.1(c) [Senior Debt Limitation] of the Purchase Agreement (provided that the senior debt permitted thereunder shall not exceed the Senior Debt Cap) (the Post-Put Exercise Period Covenants identified in this clause (iv) being referred to herein as the “Core Post-Put Exercise Period Covenants”).

11

“Senior Debt Cap” means (i) one hundred sixteen percent (116%) times (ii) (A) the maximum credit availability of the Companies under the Senior Loan Agreement as of the date on which a Put is exercised pursuant to Section 6.16 of the Purchase Agreement, plus (B) any additional Senior Debt incurred by the Companies after the date on which a Put is exercised pursuant to Section 6.16 of the Purchase Agreement that is used by the Companies to pay all or any portion of the Put Price in cash.

(b) Covenants Surviving Repayment of Senior Subordinated Loans and Senior Subordinated Notes. Subject to the remaining provisions of this Section 6, upon the repayment in full of the Senior Subordinated Loans and the Senior Subordinated Notes, the Companies shall thereafter be required to comply with only the following affirmative and negative covenants while the Companies have any duties, obligations or liabilities under Section 6.16 of the Purchase Agreement (fixed or contingent) or in respect of the Put Price due and owing thereunder: (i) the Pre-Put Exercise Period Covenants prior to the exercise of a Put under Section 6.16 of the Purchase Agreement; and (ii) the Post-Put Exercise Period Covenants after the exercise of a Put under Section 6.16 of the Purchase Agreement and so long as the Companies have any duties and obligations in respect of the Put Price due and owing to an Exercising Lender in connection therewith, which Post-Put Exercise Period Covenants shall be incorporated into and made part of any Put Note executed and delivered by the Companies under Section 6.16 of the Purchase Agreement (which Put Note shall also contain default, remedies and other provisions that are standard and customary for promissory notes of the type contemplated by Section 6.16 of the Purchase Agreement and otherwise be reasonably satisfactory, in form and substance, to the holder thereof).

(c) Amendments to Surviving Covenants. Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7(b) hereof, in the event that any Pre-Put Exercise Period Covenant or Post-Put Exercise Period Covenant, which is derived by reference to a covenant contained in the Senior Loan Agreement (collectively, the “Incorporated Surviving Senior Loan Agreement Covenants”), other than the Core Post-Put Exercise Period Covenants, is amended, modified, supplemented or restated by the Senior Lender at any time after the Second Amendment Date, then such Pre-Put Exercise Period Covenant and/or Post-Put Exercise Period Covenant, as appropriate, shall be considered and deemed to be similarly and automatically amended, modified, supplemented or restated, as appropriate, for purposes of this Section 6 and the Put Notes (in the case of the Post-Put Exercise Period Covenants); it being understood, acknowledged and agreed that any amendment, modification, supplement or restatement of the financial covenants that are part of the Post-Put Exercise Period Covenants shall continue to be subject to the same cushion reflected herein with respect thereto. At the request of the Lenders, the Companies covenant and agree to enter into an amendment to the Purchase Agreement, in form and substance reasonably satisfactory to the Lenders, to evidence any amendment, modification, supplement or restatement of the Incorporated Surviving Senior Loan Agreement Covenants effectuated pursuant to this Section 6(c).

12

(d) Senior Lender Waiver/Forbearance. Notwithstanding anything contained herein to the contrary, in the event that (i) (1) the Companies are in breach of any Incorporated Surviving Senior Loan Agreement Covenant and (2) the Companies are also in breach of the corresponding covenant contained in the Senior Loan Agreement, and (ii) the Senior Lender has agreed to waive such breach (and/or default resulting therefrom), extend the time period in which the breach can be cured and/or forbear from exercising a right or remedy with respect to such breach (collectively a “Senior Lender Waiver/Forbearance”), then the Lenders shall be deemed to have automatically granted a similar extension, waiver or forbearance on the same terms and conditions as the Senior Lender Waiver/Forbearance, provided that a Senior Lender Waiver/Forbearance shall not prevent the Lenders from exercising the Put under Section 6.16 of the Purchase Agreement, as amended hereby. For the avoidance of doubt, it is understood, acknowledged and agreed that the Lenders shall not be deemed to have automatically granted an extension, waiver or forbearance consistent with a Senior Lender Waiver/Forbearance of any Incorporated Surviving Senior Loan Agreement Covenant where the Companies are complying with the corresponding covenant contained in the Senior Loan Agreement and/or have cured the corresponding covenant breach contained in the Senior Loan Agreement, and for this purpose the occurrence of a default under the cross-default provisions of the Senior Loan Agreement resulting from the breach of any Incorporated Surviving Senior Loan Agreement Covenant shall not be considered a failure to comply with the corresponding covenant contained in the Senior Loan Agreement. At the request of the Lenders, the Companies covenant and agree to enter into an amendment to the Purchase Agreement, in form and substance reasonably satisfactory to the Lenders, to evidence any extension, waiver or forbearance arising from the breach of any Incorporated Surviving Senior Loan Agreement Covenant required pursuant to the provisions of this Section 6(d).

(e) Termination of Covenants upon Satisfaction of Put Price without a Put Note. Except for (i) those provisions of the Purchase Agreement that survive payment of the Obligations pursuant to Section 9.5 of the Purchase Agreement, (ii) the provisions of Section 5 of this Second Amendment that remain in effect so long as any Lender owns any shares of LTN Common Stock in accordance therewith, and (iii) the Equity-Related Covenants contained in Section 6.14 of the Purchase Agreement that remain in effect for each Lender so long as such Lender owns any shares of Common Stock, the Companies shall no longer be bound by any of the Pre-Put Exercise Period Covenants or Post-Put Exercise Period Covenants upon payment and satisfaction in full of the Put Price in cash, without any obligation on the part of the Companies to execute and deliver a Put Note.

7. Amendments to Senior Loan Documents. The Companies covenant and agree that so long as Parent has any obligations to any Lender under Section 6.16 of the Purchase Agreement or Put Note issued thereunder, the Companies shall:

(a) Provide to such Lender true, correct and complete copies of any amendment, modification or restatement of the Senior Loan Documents, within ten (10) days following the execution and delivery of any such amendment, modification or restatement.

(b) Not enter into or permit to be entered into any amendment, modification or restatement of the Senior Loan Documents (i) that amends, modifies, restates or otherwise changes the conditions upon which the Put obligations can be satisfied as set forth in the Senior Loan Agreement on the date hereof, or conflicts with any of the provisions of Section 6.16 of the Purchase Agreement (as modified hereby), (ii) the purpose of which is to directly or indirectly make it more burdensome for Parent to satisfy the Put obligations to an Exercising Lender or (iii) that eliminates any covenant contained in the Senior Loan Agreement that is part of the Pre-Put Exercise Period Covenants or Post-Put Exercise Period Covenants.

13

8. Representations and Warranties. Each Company hereby represents and warrants to Lenders that:

(a) Authorization. Each Company is duly authorized to execute and deliver this Second Amendment and all deliveries required hereunder.

(b) No Conflicts. The execution and delivery of this Second Amendment and all deliveries required hereunder, and the performance by each Company of its obligations hereunder (including, without limitation, under Section 6.16 of the Purchase Agreement, as amended hereby) do not and will not conflict with any provision of law or of the charter or by-laws, operating agreement or partnership agreement of any Company or of any agreement binding upon any Company (including the Senior Loan Agreement).

(c) Validity and Binding Effect. This Second Amendment is a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

9. Conditions to Effectiveness of Second Amendment. Subject to the terms and conditions hereof, this Second Amendment shall be deemed to be effective as of the date hereof and the effectiveness of this Second Amendment shall be subject to, the satisfaction of all of the following conditions:

(a) Second Amendment. This Second Amendment, duly authorized and fully executed by each Company and the Lenders, and such other agreements, documents and instruments as the Lenders may reasonably require, shall have been delivered to Lenders.

(b) Restated Senior Loan Agreement. (i) A fully executed copy of the Senior Loan Agreement shall have been delivered to the Lenders and shall be reasonably satisfactory to the Lenders; and (ii) fully executed copies of all agreements, documents and instruments executed and/or delivered in connection with or required pursuant to the Senior Loan Agreement shall have been delivered to the Lenders and shall be reasonably satisfactory to the Lenders.

(c) Senior Lender Subordination Agreement. The Senior Lender Subordination Agreement shall have been amended in a manner that is satisfactory, in form and substance, to the Lenders, in order to reflect, among other things, repayment of the Senior Subordinated Loans.

(d) Corporate Authorizations. Each Company shall have delivered to Lenders satisfactory evidence of its authorization to enter into this Second Amendment and complete the transactions contemplated hereby.

14

(e) Reimbursement of Expenses. The Companies shall have reimbursed the Lenders for those costs and expenses incurred by the Lenders through the date hereof for which reimbursement is required under Section 10 hereof concurrently with the closing of the transactions contemplated by this Second Amendment.

10. Costs and Expenses. The Companies shall jointly and severally pay all costs and expenses in connection with the development, negotiation, preparation and enforcement of this Second Amendment, the Put Notes and other related loan documents, including, without limitation, reasonable attorneys’ fees, with any costs and expenses relating to this Second Amendment and transactions contemplated hereby to be reimbursed by the Companies concurrently or substantially concurrently with the execution and delivery of this Second Amendment.

11. Additional Agreements.

(a) Lenders hereby acknowledge that they and the Sponsor are negotiating towards a possible sale to the Sponsor (and/or members of the Sponsor or Affiliates of the Sponsor) all of their shares of Subdebt Stock and all of their Warrant Stock to the Sponsor (and/or members of the Sponsor or Affiliates of the Sponsor), subject to the condition that Lenders will not be required to make any representations or warranties about Parent or its Subsidiaries in connection therewith and each Lender will only be required to represent and warrant with respect to itself only that it owns the Warrant Stock and/or Subdebt Stock being sold by it free and clear of any encumbrances, security interests or liens of any kind and that it has all requisite power and authority to make such sale and has taken all necessary action to authorize such sale, and that no consent or approval of any other Person is necessary for such Lender to enter into and consummate such sale (other than any consents or approvals which have been obtained).

(b) Upon consummation of such sales to the Sponsor (and/or members of the Sponsor or Affiliates of the Sponsor), all of the shares of Warrant Stock and Subdebt Stock sold will become Excluded Shares and as a consequence Section 6.16 shall cease to have any application for any such Excluded Shares.

(c) In the event that the Sponsor (and/or members of the Sponsor or Affiliates of the Sponsor) and Lenders agree in writing to purchase any or all of the Warrant Stock and Subdebt Stock and the Sponsor (and/or members of the Sponsor or Affiliates of the Sponsor, as appropriate) subsequently fails to close such transaction, and the Put is exercised in accordance with Section 6.16 and, pursuant to Section 6.16(g), if the Board shall determine that Parent and its Subsidiaries do not have sufficient funds on hand to pay the Put Price in full, Sponsor shall thereafter be obligated to contribute additional capital to the Parent sufficient to permit payment of the Put Price in full.

(d) Lenders acknowledge that the Sponsor is executing this Second Amendment solely for the purpose of evidencing its agreement to this Section 11.

(e) For the avoidance of doubt, the Lenders shall have the right to sell, transfer and assign Warrant Stock and/or Subdebt Stock to any other Person without the consent of any Company, together with all rights appurtenant thereto under Section 6.16 of the Purchase Agreement, as amended hereby, subject to (i) compliance with applicable Federal and state securities laws, (ii) the terms and conditions of the Purchase Agreement, as amended hereby and (iii) the terms and conditions of the Senior Lender Subordination Agreement, and any such transferee shall be required to acknowledge in writing to the Companies and the Senior Lender the conditions set forth in clauses (ii) and (iii) in connection with and as a condition to any such transfer.

15

12. Conflicts/Reaffirmation. In the event of any conflict or inconsistency between the provisions of the Purchase Agreement and the provisions of this Second Amendment, the provisions of this Second Amendment shall govern. The provisions of the Purchase Agreement, as amended hereby, are in full force and effect and the Agreement, as so amended, is hereby ratified and confirmed and all representations and warranties made therein remain true and correct as of the date hereof.

13. Binding. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

14. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This Second Amendment, to the extent signed and delivered by means of a facsimile machine or by other electronic transmission of a manual signature (by portable document format (pdf) or other method that enables the recipient to reproduce a copy of the manual signature), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

15. Recitals; Headings. The WHEREAS clauses at the beginning of this Second Amendment are part of this Second Amendment. The paragraph headings used in this Second Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

16. Severability. In the event that any provision of this Second Amendment is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation place thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Second Amendment shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Second Amendment.

17. Applicable Law. This Second Amendment shall be governed by and shall be construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles to the extent such principles would cause the laws of another jurisdiction to apply to such governance, construction or enforcement.

18. Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Company” shall be so construed.

[Remainder of page intentionally left blank; signature pages follow.]

16

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Securities Purchase Agreement to be duly executed and delivered on the date first above written.

LENDERS:	LEGG MASON SBIC MEZZANINE FUND,
L.P., a Delaware limited partnership

	By:	Legg Mason SBIC Mezzanine Fund
Management, LLC
	Its:	General Partner

		By:	/s/ Andrew L. John
Name: Andrew L. John
Its: Member

BROOKSIDE PECKS CAPITAL
PARTNERS, L.P., a Delaware limited partnership

	By:	Brookside Pecks Management, LLC
	Its:	General Partner

		By:	/s/ David Buttlow
		Name:	David Buttlow
		Its:	Managing Director

BROOKSIDE MEZZANINE FUND II, L.P., a Delaware limited partnership

	By:	Brookside Mezzanine Partners II, LLC
	Its:	General Partner

		By:	/s/ Corey Sclar
		Name:	Corey Sclar
		Its:	Managing Director

[Signature Page to Second Amendment to Amended and Restated
Securities Purchase Agreement]

COMPANIES:	BG STAFFING, INC., a Delaware
Corporation

	By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited
liability company

	By:	BG Staffing, Inc., a Delaware corporation
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief
Executive Officer

BG PERSONNEL SERVICES, LP, a Texas limited partnership

	By:	BG Staffing, LLC, a Delaware limited liability company
	Its:	General Partner

		By:	BG Staffing, Inc., a Delaware corporation
		Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief
Executive Officer

[Signature Page to Second Amendment to Amended and Restated
Securities Purchase Agreement]

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

By:	BG Staffing, Inc., a Delaware corporation
Its:	Sole Member

	By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief
Executive Officer

B G STAFF SERVICES INC., a Texas
corporation

By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief Executive Officer

AGREEMENT OF SPONSOR TO SECTION 11

The undersigned, Taglich Private Equity, LLC, a Delaware limited liability company, solely for the purpose of signifying its agreement to Section 11 of this Second Amendment, hereby consents to and agrees to be bound by such Section 11.

TAGLICH PRIVATE EQUITY, LLC	Dated: January 29, 2014

By:	/s/ Douglas E. Hailey
Name: Douglas E. Hailey
Title: Managing Member

[Signature Page to Second Amendment to Amended and Restated
Securities Purchase Agreement]